Exhibit 99.1

Magna Entertainment Corp. 337 Magna Drive Aurora, Ontario, Canada L4G 7K1 Tel (905) 726-2462 Fax (905) 726-2585

MAGNA ENTERTAINMENT CORP. ANNOUNCES
APPOINTMENTS OF INTERIM CHIEF EXECUTIVE OFFICER
AND INDEPENDENT DIRECTOR

Aurora, ON, April 7, 2009 – Magna Entertainment Corp. (“MEC” or the “Company”) today announced that it has appointed Greg Rayburn as Interim Chief Executive Officer of the Company,  subject to the approval of the United States Bankruptcy Court for the District of Delaware. MEC and certain of its subsidiaries are currently subject to bankruptcy proceedings in the United States under Chapter 11 of the United States Bankruptcy Court for the District of Delaware. If approved, Mr. Rayburn will assume the customary responsibilities of the Chief Executive Officer including leading MEC’s Chapter 11 restructuring activities and overseeing the sale of MEC’s assets. He will report directly to MEC’s Board of Directors. The decision to appoint Mr. Rayburn followed an extensive executive search process led by MEC’s lead director, William Menear.  Mr. Rayburn is currently a senior managing director and the practice leader of FTI Palladium Partners. He has more than 26 years of experience advising companies and boards of directors in several in-court and out-of-court restructurings and has previously served as CEO or CRO of other troubled companies, including WorldCom, aaiPharma and Muzak Holdings LLC. Frank Stronach, who has resigned his office as Chief Executive Officer of the Company effective immediately, will retain his position as Chairman of the Board of Directors.

In addition, the Board of Directors also appointed Warren Mosler to serve as an independent member of the Board of Directors. Mr. Mosler is the founder and principal of AVM, L.P., a broker/dealer that provides advanced financial services to large institutional accounts. Mr. Mosler is the President and founder of Mosler Automotive which manufactures the MT900 sports car in Riviera Beach, Florida. MEC’s Board of Directors is in the ongoing process of searching for additional, qualified independent directors to strengthen MEC’s Board.

Mr. Rayburn stated, “I look forward to this opportunity and to working with the MEC team.”

ABOUT MEC

MEC, North America’s largest owner and operator of horse racetracks, based on revenue, develops, owns and operates horse racetracks and related pari-mutuel wagering operations, including off-track betting facilities. MEC also develops, owns and operates casinos in conjunction with its racetracks where permitted by law. MEC owns and operates AmTote International, Inc., a provider of totalisator services to the pari-mutuel industry, XpressBet(R), a national Internet and telephone account wagering system, as well as MagnaBet(TM) internationally. Pursuant to joint ventures, MEC has a fifty percent interest in HorseRacing TV(R), a 24-hour horse racing television network, and TrackNet Media Group LLC, a content management company formed for distribution of the full breadth of MEC’s horse racing content.

This press release contains “forward-looking statements” within the meaning of applicable securities legislation, including Section 27A of the United States Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the United States Securities Exchange Act of 1934, as amended (the “Exchange Act”) and forward-looking information as defined in the Securities Act (Ontario) (collectively referred to as “forward-looking statements”). These forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and the Securities Act (Ontario). Forward-looking statements should not be read as guarantees of future performance or results, and will not necessarily be accurate indications of whether or the times at or by which such performance or results will be achieved. Undue reliance should not be placed on such statements. Forward-looking statements are based on information available at the time and/or management’s good faith assumptions and analyses made in light of the Company’s perception of historical trends, current conditions and expected future developments, as well as other factors we believe are appropriate in the circumstances and are subject to known and unknown risks, uncertainties and other unpredictable factors, many of which are beyond the Company’s control, that could cause actual events or results to differ materially from such forward-looking statements. Important factors that could cause actual results to differ materially from the Company’s forward-looking statements include, but may not be limited to, the Company’s ability to obtain court approval with respect to its motions in the Chapter 11 proceedings; the ability of the Company and its subsidiaries to prosecute, develop and consummate a plan of reorganization with respect to the Chapter 11 proceedings; risks associated with third party motions in the Chapter 11 proceedings, which may interfere with the Company’s ability to develop and consummate a plan of reorganization; the potential adverse effects of the Chapter 11 proceedings on the Company’s liquidity or results of operations; and material adverse changes in: general economic conditions; the popularity of racing and other gaming activities as recreational activities; the regulatory environment affecting the horse racing and gaming industries; the Company’s ability to obtain or maintain government and other regulatory approvals necessary or desirable to proceed with proposed real estate developments; increased regulation affecting certain of the Company’s non-racetrack operations, such as broadcasting ventures; and the Company’s ability to develop, execute or finance the Company’s strategies and plans within expected timelines or budgets. In drawing conclusions set out in our forward-looking statements above, we have assumed, among other things: the ability of the Company to obtain court approval with respect to its motions in the Chapter 11 proceedings; the ability of the Company and its subsidiaries to prosecute, develop and consummate a plan of reorganization with respect to the Chapter 11 proceedings; that the Company will be able to manage the risks associated with third party motions in the Chapter 11 proceedings and they will not interfere with the Company’s ability to develop and consummate a plan of reorganization; the Company will be able to adequately manage any potential adverse effects of the Chapter 11 proceedings on MEC’s liquidity or results of operations.

Forward-looking statements speak only as of the date the statements were made. We assume no obligation to update forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking statements. If we update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect thereto or with respect to other forward-looking statements.

SOURCE: Magna Entertainment Corp.

Blake Tohana, Executive Vice-President and Chief Financial Officer, Magna Entertainment Corp., 337 Magna Drive, Aurora, ON L4G 7K1, Tel: 905-726-7493, www.magnaent.com